UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 18, 2010
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504
Newton, MA  02458
(Address of principal executive offices)

(617) 244-1616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 18, 2010, we held a special meeting of stockholders.  At the meeting, our stockholders approved an amendment to our certificate of incorporation to increase the total number of authorized shares of our common stock from 225 million shares to 750 million shares.  Of 111,931,182 shares of common stock outstanding and entitled to vote at the special meeting, 67,279,781 shares were voted in favor of the proposal and 8,617,627 shares were voted against the proposal, 30,293 shares abstained and there were no broker non-votes.  All 408.264045 shares of our Series E convertible preferred stock outstanding and entitled to vote at the special meeting were voted in favor of the proposal.  83,300,087 shares of common stock and shares of Series E convertible preferred stock, voting on an as-converted basis, were voted together, as a single class, in favor of the proposal; 8,612,627 shares were voted against the proposal; 30,293 shares abstained; and there were no broker non-votes.  Following the conclusion of the meeting an amendment to our certificate of incorporation effecting the increase in authorized common stock was filed with the Delaware Secretary of State.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Novelos Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2010	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer

EXHIBIT INDEX

Number	Title

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Novelos Therapeutics, Inc.